United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2010 (November 3, 2010)
SHEARSON AMERICAN REIT, INC. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-29627 (Commission File Number)	88-0212662 (IRS Employer Identification No.)

1601 N. 7th Street, Suite 340, Phoenix, Arizona 85006
 (Address of principal executive offices) (Zip Code)

(602) 743-7796
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 3, 2008, Amended and Restated Articles of Incorporation (the "Amended and Restated Articles") of Shearson American REIT, Inc. (the "Company") were filed with the Secretary of State of the State of Nevada.  The Amended and Restated Articles had been approved by the Company's Board of Directors on September 20, 2010.  The purpose of the Amended and Restated Articles was to increase the authorized common stock of the Company from 75,000,000 to 250,000,000 shares, and to authorize 20,000,000 shares of preferred stock, with the Board of Directors authorized to designate series of preferred stock in the future.  The Amended and Restated Articles also included other minor changes to the Articles of Incorporation of the Company, as amended to date.

Subsequent to filing the Amended and Restated Articles, it was determined that shareholder approval for the Amended and Restated Articles had not been obtained in compliance with Nevada law, and the Company filed a Certificate of Correction on November 8, 2010 with the Nevada Secretary of State to cancel the Amended and Restated Articles.  Therefore, the changes described in the above paragraph are not effective, and the Company continues to operate under its Articles of Incorporation, as amended prior to the filing of the Amended and Restated Articles.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed herewith:

3.3	Amended and Restated Articles of Incorporation of the Company dated November 3, 2010
3.4	Certificate of Correction of the Company dated November 8, 2010

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shearson American REIT, Inc., a Nevada corporation

Dated: November 8, 2010	By:	/s/ John Glassgow
John Glassgow, CFO